 EXHIBIT 32.1

Certification of Chief Executive Officer of Citizens, Inc. Pursuant to 18 U.S.C. §1350

We, Harold E. Riley and Rick D. Riley, certify that:

In connection with the Quarterly Report on Form 10-Q of Citizens, Inc. (the "Company") for the period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Harold E. Riley, Chairman and Chief Executive Officer and Rick D. Riley, Vice Chairman and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harold E. Riley
Name:	Harold E. Riley
Title:	Chairman and Chief Executive Officer

By:	/s/ Rick D. Riley
Rick D. Riley
Vice Chairman and President

Date:	May 6, 2014

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